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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                JANUARY 17, 2003



                               MRO SOFTWARE, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)





       MASSACHUSETTS                0-23852                      04-2448516
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(State or other jurisdiction      (Commission                 (I.R.S. Employer
     of incorporation)            File Number)               Identification No.)




                       100 CROSBY DRIVE, BEDFORD, MA 01730
              (Address of principal executive offices and zip code)



               Registrant's telephone number, including area code:
                                 (781) 280-2000



                      Project Software & Development, Inc.
                                  (Former Name)

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
ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Sale of Assets of Catalog Services Operation
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On January 17, 2003, MRO Software, Inc. (the "Company") sold the assets that had been used in the industrial data normalization services operations of its wholly owned subsidiary INTERMAT, Inc. The assets included software and technology used in such operations, contracts with customers, suppliers and vendors, and trademarks associated with such operations. INTERMAT, Inc. was acquired by the Company in March 2000.

The assets were purchased by International Materials Solutions, Inc. (the "Buyer"), a corporation unaffiliated with the Company, formed and owned by Genesis Park Ventures, an independent venture capital investment fund, certain former employees of the Company, and Jeffery O. Beauchamp, one of the individuals who originally founded INTERMAT, Inc. No investor in, or officer or director of, the Buyer is or ever has been an officer or director of the Company.

As consideration for the assets, the Buyer assumed all liabilities arising in connection with the assets and the associated business operations from and after January 1, 2003 and delivered two promissory notes in the face amount of $1 million each, together with a stock purchase warrant representing the right to purchase five (5%) percent of the Buyer's common stock. One promissory note is payable over a period of three years commencing July 1, 2003, and the other promissory note is payable in full on June 30, 2006. Each note bears interest at the prime rate plus one (1%) percent per year, and will accelerate upon a change in control of the Buyer, or upon a default by Buyer under certain obligations in the transaction documents. The promissory notes are subordinate to working capital financing obtained by the Buyer, and the Buyer has agreed to not obtain such financing in excess of $2 million. The Company retained comprehensive, non-exclusive rights to the software and technology used in the business, which has also been embedded in the Company's MAXIMO(R) and Online Commerce Services offerings.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (b)   PRO FORMA FINANCIAL INFORMATION.

               All required pro forma financial information will be filed by amendment pursuant to Item 7(b)(2) within 60 days from the date on which this report was required to be filed.

         (c)   EXHIBITS.

               10.1 Asset Purchase Agreement among the Company, INTERMAT, Inc. and International Materials Solutions, Inc. dated January 17, 2003.
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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    January 31, 2003                  MRO SOFTWARE, INC.

                                           /s/ Craig Newfield
                                           -------------------------------------
                                           By:  Craig Newfield
                                           Title:  V.P., General Counsel & Clerk









                                  EXHIBIT INDEX
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EXHIBIT
NUMBER         DESCRIPTION OF EXHIBIT
------         ----------------------

 10.1 Asset Purchase Agreement among the Company, INTERMAT, Inc. and International Materials Solutions, Inc. dated January 17, 2003.